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SIDLEY AUSTIN LLP         BEIJING            GENEVA          SAN FRANCISCO
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                          FOUNDED 1866



                                December 14, 2006

Sentinel Group Funds, Inc.
One National Life Drive
Montpelier, Vermont  05602

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration by Sentinel Group Funds, Inc., a Maryland corporation (the "Company"), of shares of its common stock, par value $.01 per share (the "Common Stock"), under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-1A (File No. 2-10685), as amended (the "Registration Statement"), in the amounts set forth under "Amount Being Registered" on the facing page of the Registration Statement. The shares of Common Stock being registered (the "Shares") consist of the following existing classes of Common Stock of the
Company: Class I shares of each of Sentinel Common Stock Fund, Sentinel Georgia Municipal Bond Fund, Sentinel Government Securities Fund, Sentinel Mid Cap Value Fund and Sentinel Small Company Fund.

         As counsel for the Company, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Charter and By-Laws of the Company, and such other documents as we have deemed appropriate for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                                    Very truly yours,
                                                    ---------------------
                                                    /s/ Sidley Austin LLP





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